SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 19, 1998

                              OILEX, INC.
        (Exact name of registrant as specified in its charter)

                   Commission File Number:  0-28686




     Nevada                                     33-01944489

(State or other jurisdiction                (IRS Employer
of incorporation or organization)           identification No.)

                  3050 Post Oak Boulevard, Suite 1760
                         Houston, Texas 77056

               (Address of principal executive offices)

                            (713) 629-5998

                     Registrant's telephone number
ITEM 9.  Sales of Equity Securities

On February 19, 1998, the Company initiated a placement of 8% Convertible Debentures Due March 1, 2001, with U.S. entities, in the amount of $2,000,000 being sold at 100% of the amount of such debenture. The terms of the conversion rights are such that the holder of these notes may convert all or a portion of the principal and interest due, at any time, into common stock of the Company at a conversion price of $2.00 per share for each share of Common Stock. As of February 24, 1998, a total of $250,000 had been committed. This offering is continuing.


                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 24, 1998

OILEX, INC.


/s/ Oliver Timmins, III
Oliver Timmins III
President